Exhibit 99.1

Contacts Sue Ann Pentecost +1 919 456 5890 sueann.pentecost@ppdi.com Luke Heagle +1 910 558 7585 luke.heagle@ppdi.com

FOR IMMEDIATE RELEASE

PPD Announces Effectiveness of Furiex Pharmaceuticals’

Registration Statement on Form 10

Furiex Pharmaceuticals Common Stock Expected to Begin Trading on May 28

WILMINGTON, N.C. (May 27, 2010) - PPD, Inc. (Nasdaq: PPDI) announced today that, in connection with its proposed spin-off of Furiex Pharmaceuticals, Inc., the Securities and Exchange Commission has declared effective Furiex Pharmaceuticals’ Registration Statement on Form 10.

Furiex Pharmaceuticals’ common stock is expected to begin trading on a “when issued” basis on May 28, 2010, on Nasdaq under the ticker symbol FURXV (the “V” reflecting the “when issued” status of the stock). The common stock is expected to begin “regular way” trading under the ticker symbol FURX at the start of trading on June 15, 2010, the day following the anticipated completion of the spin-off. All trades in Furiex Pharmaceuticals common stock prior to June 15, 2010, will settle following the completion of the spin-off.

PPD common stock will continue to trade on Nasdaq under its current symbol, PPDI.

As previously announced, PPD expects to complete the spin-off of Furiex Pharmaceuticals on June 14, 2010, to PPD shareholders of record on June 1, 2010. Shareholders of record of PPD will receive a pro-rata dividend of one share of Furiex Pharmaceuticals common stock for every 12 shares of PPD common stock. Any fractional shares will be paid in cash.

About Furiex Pharmaceuticals

Furiex Pharmaceuticals is a drug development collaboration company using innovative clinical development design to accelerate and increase value of partnered drug programs by advancing them through Phase II in a cost efficient manner. Development programs are designed and driven by a core team with extensive drug development experience. The company partners with pharmaceutical and biotechnology companies and has a strong, diversified product portfolio and pipeline with multiple therapeutic candidates including late-stage assets and one product on the market. The company is well capitalized with a strong cash position and committed to sustainable growth, value creation and long-term profitability.

About PPD

PPD is a leading global contract research organization, celebrating 25 years of providing drug discovery, development and lifecycle management services. Our clients and partners include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 41 countries and more than 10,500 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a commitment to quality to help clients and partners accelerate the delivery of safe and effective therapeutics and maximize the returns on their R&D investments. For more information, visit www.ppdi.com.

Except for historical information, all of the statements, expectations and assumptions contained in this news release, including expectations and assumptions about the effectiveness of the Furiex Pharmaceuticals’ registration statement on Form 10, are forward-looking statements that involve a number of risks and uncertainties. Although PPD attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors which could cause results to differ materially include the following: the possibility that we will decide not to proceed with the spin-off; risks inherent in organizing a new publicly traded company; the ability to attract and retain key personnel; risks associated with and dependence on collaborative relationships; risks associated with acquisitions and investments, such as impairments; rapid technological advances that make our products and services less competitive; and the other risk factors set forth from time to time in the Form 10 and in the SEC filings for PPD, copies of which are available free of charge upon request from the PPD investor relations department.

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